Exhibit (23)



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of LaCrosse Footwear, Inc. of our report dated February 13, 2002, included in the 2001 Annual Report to Shareholders of LaCrosse Footwear, Inc.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-77516, 33-77518 and 333-2702) pertaining to the LaCrosse Footwear, Inc. Employees' Retirement Savings Plan, the LaCrosse Footwear, Inc. Union Employees' Retirement Savings Plan and the LaCrosse Footwear, Inc. 1993 Employee Stock Incentive Plan of our report dated February 13, 2002, with respect to the consolidated financial statements incorporated herein by reference, and our report dated February 13, 2002, with respect to the financial statement schedule included in this Annual Report on Form 10-K of LaCrosse Footwear, Inc. for the year ended December 31, 2001.


                                                /s/ McGladrey & Pullen, LLP

                                                McGLADREY & PULLEN, LLP



La Crosse, Wisconsin
March 29, 2002